Exhibit 21

ST. JUDE MEDICAL, INC.
SUBSIDIARIES OF THE REGISTRANT
as of January 1, 2011

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

•	Pacesetter, Inc. – Sylmar, California, Scottsdale, Arizona, and Maven, South Carolina (Delaware corporation) (dba St. Jude Medical Cardiac Rhythm Management Division)
•	St. Jude Medical S.C., Inc. – Austin, Texas (Minnesota corporation)
•	St. Jude Medical Europe, Inc. – St. Paul, Minnesota (Delaware corporation)
•	St. Jude Medical Canada, Inc. – Mississauga, Ontario (Ontario, Canada corporation)
•	St. Jude Medical (Shanghai) Co., Ltd. – Shanghai, China (Chinese corporation)
	o	Beijing, Shanghai and Guangzhou representative offices
•	St. Jude Medical Australia Pty., Ltd. – Sydney, Australia (Australian corporation)
•	St. Jude Medical Brasil, Ltda. – Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)
•	St. Jude Medical, Atrial Fibrillation Division, Inc. (Formerly St. Jude Medical, Daig Division, Inc.) – Minnesota and California (Minnesota corporation)
	o	Endocardial Solutions NV/SA (Belgian corporation)
	o	EP MedSystems France (French corporation)
•	St. Jude Medical Colombia, Ltda. – Bogota, Colombia (Colombian corporation)
•	Eagle Merger Corporation – (Delaware corporation)
•	St. Jude Medical ATG, Inc. – Maple Grove, Minnesota (Minnesota corporation) (Shell)
•	St. Jude Medical (Thailand) Co., Ltd. – Bangkok, Thailand (Thai corporation)
•	Irvine Biomedical, Inc. – Irvine, California (California corporation)
•	St. Jude Medical, Cardiology Division, Inc. (Formerly Velocimed, Inc.) – Minnesota (Delaware corporation) (dba St. Jude Medical Cardiovascular Division)
	o	LightLab Imaging, Inc. – Westford, Massachusetts (Delaware corporation)
		▪	LightLab Imaging Europe B.V. (Dutch corporation)
	o	Sealing Solutions, Inc. – Plymouth, Minnesota (Georgia corporation)
•	SJ Medical Mexico, S. de R.L. de C.V. – (Mexican corporation)
•	St. Jude Medical Argentina S.A. – Buenos Aires, Argentina (Argentinean corporation)
•	Advanced Neuromodulation Systems, Inc. – Plano, Texas (Texas corporation) (dba St. Jude Medical Neuromodulation Division)
	o	Hi-Tronics Designs, Inc. – Budd Lake, New Jersey (New Jersey corporation)
•	AGA Medical Holdings, Inc. – Plymouth, Minnesota (Delaware corporation)
	o	AGA Medical Corporation – Plymouth, Minnesota (Minnesota corporation)
		▪	Amplatzer Medical Sales Corporation – Plymouth, Minnesota (Minnesota corporation)
• AGA Medical LLC (Minnesota limited liability company)
• AGA Medical (HK) Limited (Hong Kong corporation)
		▪	AGA Medical Switzerland Sarl (Swiss corporation)
		▪	AGA Medical Limited (United Kingdom corporation)
		▪	AGA Medical Deutschland GmbH (German corporation)
		▪	Amplatzer Medical España SL (Spanish corporation)
		▪	AGA Medical Polska Sp.zo.o. (Polish corporation)
		▪	Amplatzer Medical France S.A.S. (French corporation)
		▪	AGA Medical Canada Inc. (Canadian corporation)
		▪	Amplatzer Medical Portugal, Unipessoal Lda (Portuguese corporation)
		▪	AGA Medical Italia S.R.L. (Italian corporation)
		▪	AGA Medical Belgium SPRL (Belgian corporation)
•	SJM International, Inc. – St. Paul, Minnesota (Delaware corporation)

SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):

•	SJM Delaware Holding, LLC – St. Paul, Minnesota (Delaware limited liability company)
•	St. Jude Medical Bermuda GP (Bermuda partnership) (SJM International, Inc. is the majority partner and SJM Delaware Holding LLC is the minority partner)
	o	St. Jude Medical Luxembourg Holding S.à r.l. (Luxembourg corporation)

	▪	U.S. Branch of St. Jude Medical Luxembourg Holding S.à r.l.
		•	MediGuide, LLC (Delaware limited liability company)
			o	MediGuide Ltd. (Israeli corporation)
	▪	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	▪	St. Jude Medical Puerto Rico LLC (Puerto Rican corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	▪	St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		•	St. Jude Medical Systems AB (formerly Radi Medical Systems AB) (Swedish corporation)
			o	Radi Medical Systems Ltd. (United Kingdom corporation)
			o	Radi Medical Systems Co., Ltd. (Thai corporation)
			o	Radi Medical Systems Pte., Ltd. (Singaporean corporation)
		•	HB Betakonsult (Swedish partnership) (St. Jude Medical AB holds a 99% interest and St. Jude Medical Systems AB holds a 1% interest)
	▪	SJM Coordination Center BVBA (Belgian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		•	Cardio Life Research S.A. (Belgian corporation)
		•	St. Jude Medical Balkan d.o.o. (Serbian corporation)
		•	St. Jude Medical Estonia OÜ (Estonian corporation)
	▪	St. Jude Medical Operations (Malaysia) Sdn. Bhd. (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	▪	St. Jude Medical Costa Rica Limitada (Costa Rica corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
	▪	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Luxembourg Holding S.à r.l.)
		•	St. Jude Medical Japan Co., Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		•	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		•	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		•	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		•	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
		•	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.
		•	St. Jude Medical (Hong Kong) Limited (Hong Kong corporation)
•	St. Jude Medical Sweden AB (Swedish corporation)
•	St. Jude Medical Danmark A/S (Danish corporation)
•	St. Jude Medical (Portugal) - Distribuição de Produtos Médicos, Lda. (Portuguese corporation)
•	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)
•	St. Jude Medical Italia S.p.A. (Italian corporation)
•	St. Jude Medical Belgium (Belgian corporation)
•	St. Jude Medical España S.A. (Spanish corporation)
•	St. Jude Medical France S.A.S. (French corporation)
•	St. Jude Medical Finland O/y (Finnish corporation)
•	St. Jude Medical Sp.zo.o. (Polish corporation)
•	St. Jude Medical GmbH (German corporation)
•	St. Jude Medical Kft (Hungarian corporation)
•	St. Jude Medical UK Limited (United Kingdom corporation)
•	St. Jude Medical (Schweiz) AG (Swiss corporation)
•	UAB “St. Jude Medical Baltic” (Lithuanian corporation)
•	St. Jude Medical Norway AS (Norwegian corporation)